SECURITIES AND EXCHANGE COMMISSION


                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date  of  Report (Date of earliest event reported)   January  13,
1994
                                                    . . . . . . .
. . .

                           CONTEL OF CALIFORNIA, INC.
  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
. . .
           (Exact name of registrant as specified in its charter)


           California                  0-1245                 95-
1789511
  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
. . .
         (State  or  other            (Commission            (IRS
Employer
            jurisdiction      of                File      Number)
Identification No.)
       incorporation)


    16071 Mojave Drive, Victorville, California        92392
  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
. . .
     (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code       619-245-
0511
                                                          . . . .
. . .

  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
. . .
      (Former name or former address, if changed since last report)
                   CONTEL OF CALIFORNIA, INC.

                            FORM 8-K

                       ITEM OF INFORMATION


Item 5.  Other Events

Contel of California, Inc. today announced that its results for the fourth quarter of 1993 will include a one-time pre-tax restructuring charge of $49.0 million related primarily to the implementation of its re-engineering plan over the next three years. The restructuring charge will reduce fourth quarter and full year net income by $30.2 million.

The re-engineering plan will redesign and streamline processes in order to improve customer-responsiveness and product quality, reduce the time necessary to introduce new products and services and further reduce costs. The re-engineering plan includes $20.0 million to upgrade or replace existing customer service and administrative systems and enhance network software, $22.6 million for employee separation benefits associated with workforce reductions and $6.1 million primarily for the consolidation of facilities and operations and other related costs. The charge for employee separation benefits includes $11.4 million related to the recognition of previously deferred postretirement health and life insurance costs for separating employees.
                   CONTEL OF CALIFORNIA, INC.


                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      CONTEL OF CALIFORNIA, INC.
                                            (Registrant)





Date:    January  14,  1994                          MICHAEL   W.
BOLLINGER
                                                    MICHAEL    W.
BOLLINGER
                                       Assistant  Vice President-
Controller
                                     (Principal   Financial   and
Accounting Officer)